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                                                                    EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Premier Community Bankshares, Inc. (the "Corporation") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer and Chief Financial Officer of the Corporation hereby certify, pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section906 of the Sarbanes-Oxley Act of 2002 that based on their knowledge and belief: 1) the Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of and for the periods covered in the Report.

 /s/ Donald L. Unger
-----------------------------------
Donald L. Unger
President & Chief Executive Officer

/s/  Frederick A. Board
-----------------------------------
Frederick A. Board
Senior Vice President &
Chief Financial Officer


Date:  5/15/2003
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A signed original of this written statement required by Section 906 has been provided to Premier Community Bankshares, Inc. and will be retained by Premier Community Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.